UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2025

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

755 Main Street, Building 4, Suite 3

Monroe, CT 06468

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2025, the Board of Directors (the “Board”) of Eastside Distilling, Inc. (the “Company”) adopted the 2025 Equity Incentive Plan (the “2025 Plan”) and authorized the 2025 Plan to be submitted to stockholders of the Company for approval. We have not issued any awards under the 2025 Plan. As of the adoption date, 300,000 shares of our Common Stock, par value $0.0001 per share (“Common Stock”), were available for award under the 2025 Plan. Following approval of our shareholders of the conversion of our Series F and Series F-1 Preferred Stock into Common Stock, shares available for award under the 2025 Plan will increase to 12 million shares without further action by the Company. On February 4, 2025 the Board authorized a reverse split of the Company’s capital stock at a ratio of 1 share for every 10 shares outstanding with an effective date of March 6, 2025. Following effectiveness of the reverse split, shares authorized under the 2025 Plan will be reduced in accordance with the reverse split ratio.

Types of Awards. The 2025 Plan provides for the issuance of incentive stock options, non-statutory stock options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), and other share-based awards.

Administration. The 2025 Plan will be administered by the Board, or if the Board does not administer the 2025 Plan, a committee or a committee of the Board (each of the Board or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2025 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2025 Plan.

The 2025 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of common shares or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Restricted Shares and Restricted Share Units. Restricted shares and RSUs may be granted under the 2025 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted shares and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2025 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted share vests. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted shares or RSUs upon the termination of employment or service to us will be set forth in the award agreement.

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Options. Incentive stock options and non-statutory stock options may be granted under the 2025 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2025 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the administrator, incentive stock options may be granted only to our employees, employees of our “parent Company” (as such term is defined in Section 424(e) of the Code) or employees of our subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a common share on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent shareholders). The exercise price for common shares subject to an option may be paid in cash, or as determined by the administrator in its sole discretion, (i) through any cashless exercise procedure approved by the administrator (including the withholding of common shares otherwise issuable upon exercise), (ii) by tendering unrestricted common shares owned by the participant, (iii) with any other form of consideration approved by the administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends or distributions or other rights of a shareholder with respect to the common shares subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in hte option agreement.

Share Appreciation Rights. SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2025 Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to the excess of the fair market value (at the date of exercise) of a common share over the base price of the Free-Standing Right (which shall be no less than 100% of the fair market value of the related common shares on the date of grant) multiplied by the number of shares in respect of which the SAR is being exercised. A Related Right will entitle its holder to receive, at the time of exercise of the SAR and surrender of the applicable portion of the related option, an amount per share up to the excess of the fair market value (at the date of exercise) of a common share over the exercise price of the related option multiplied by the number of shares in respect of which the SAR is being exercised. The exercise period of a Free-Standing Right may not exceed ten years from the date of grant. The exercise period of a Related Right will also expire upon the expiration of its related option.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the common shares subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in the SAR agreement.

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Other Share-Based Awards. The administrator may grant other share-based awards under the 2025 Plan, valued in whole or in part by reference to, or otherwise based on, common shares. The administrator will determine the terms and conditions of these awards, including the number of common shares to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other share-based awards upon the termination of employment or service to us will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of common shares, the common shares constituting such bonus shall, as determined by the administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, reorganization, special or extraordinary dividend or other extraordinary distribution (whether in the form of common shares, cash or other property), combination, exchange of shares, or other change in corporate structure affecting our common shares, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2025 Plan; (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2025 Plan; (iii) the kind, number and purchase price of common shares, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs and other share-based awards granted under the 2025 Plan; and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets). Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may, subject in all events to the requirements of Section 409A of the Internal Revenue Code, may terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the common shares, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the common shares, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to ISOs will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code.

Change in Control. The 2025 Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by us or any of our affiliates immediately prior to the consummation of the change in control, then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2025 Plan to lapse, and the awards will be deemed fully vested and any performance conditions imposed with respect to such awards will be deemed to be fully achieved at target performance levels. The administrator shall have discretion in connection with such change in control to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

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For purposes of the 2025 Plan, a “change in control” means,

(i) a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting Company shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii) the Company shall be merged or consolidated with another entity, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii) the Company shall sell substantially all of its assets to another entity that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv) a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting Company shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

Item 9.01 Financial Statements and Exhibits

Exhibits

10.1	2025 Equity Incentive Plan dated February 10, 2025.
104	Cover page interactive data file (embedded within the iXBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2025

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

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